ALIANT COMMUNICATIONS INC.




                                       AND




                     U.S. BANK NATIONAL ASSOCIATION, Trustee


                                    INDENTURE





                          Dated as of February 23, 1998


                                 _______________

                              CROSS REFERENCE SHEET
                                   __________


             Provisions of Trust Indenture Act of 1939 and Indenture to be dated as of February 23, 1998 between Aliant Communications Inc. and U.S. Bank National Association, Trustee:

   Section of the Act                                  Section of Indenture

   310(a)(1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . .  6.9
   310(1)(3) and (3) . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   310(b)  . . . . . . . . . . . . . . . . . . . . .  6.8 and 6.10(a) and (b)
   310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   311(a)  . . . . . . . . . . . . . . . . . . . . 6.13(a) and (c)(1) and (2)
   311(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.13(b)
   311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1 and 4.2(a)
   312(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . 4.2(a) and (b)
   312(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.2(c)
   313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44.4(a)
   313(b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   313(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4(c)
   313(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4(d)
   314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.3
   314(a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.5
   314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   314(c)(1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . . 11.5
   314(c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   314(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.5
   314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   315(a), (c) and (d) . . . . . . . . . . . . . . . . . . . . . . . . .  6.1
   315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.11
   315(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.12
   316(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.9
   316(a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . Not required
   316(a) (last sentence)  . . . . . . . . . . . . . . . . . . . . . . .  7.4
   316(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.7
   317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2
   317(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . 3.4(a) and (b)
   318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.7

   *    This Cross Reference Sheet is not part of the Indenture.


                                TABLE OF CONTENTS
                                _________________

   PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

   RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

      Authorization of Indenture . . . . . . . . . . . . . . . . . . . . .  1
      Compliance with Legal Requirements . . . . . . . . . . . . . . . . .  1
      Purpose of and Consideration for Indenture . . . . . . . . . . . . .  1

   ARTICLE I
      DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         "AUTHENTICATING AGENT"  . . . . . . . . . . . . . . . . . . . .    1
         "AUTHORIZED NEWSPAPER"  . . . . . . . . . . . . . . . . . . . .    2
         "BOARD OF DIRECTORS"  . . . . . . . . . . . . . . . . . . . . .    2
         "BOARD RESOLUTION"  . . . . . . . . . . . . . . . . . . . . . .    2
         "BUSINESS DAY"  . . . . . . . . . . . . . . . . . . . . . . . .    2
         "CAPITAL STOCK" . . . . . . . . . . . . . . . . . . . . . . . .    2
         "CAPITALIZATION"  . . . . . . . . . . . . . . . . . . . . . . .    2
         "CAPITALIZED RENT"  . . . . . . . . . . . . . . . . . . . . . .    2
         "COMMISSION"  . . . . . . . . . . . . . . . . . . . . . . . . .    2
         "CONSOLIDATED CAPITALIZATION" . . . . . . . . . . . . . . . . .    3
         "CORPORATE TRUST OFFICE"  . . . . . . . . . . . . . . . . . . .    3
         "COUPON"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         "COVENANT DEFEASANCE" . . . . . . . . . . . . . . . . . . . . .    3
         "DEBT"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         "DEPOSITARY"  . . . . . . . . . . . . . . . . . . . . . . . . .    3
         "DOLLAR"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         "ECU" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         "EVENT OF DEFAULT"  . . . . . . . . . . . . . . . . . . . . . .    3
         "EXCHANGE ACT"  . . . . . . . . . . . . . . . . . . . . . . . .    3
         "FOREIGN CURRENCY"  . . . . . . . . . . . . . . . . . . . . . .    3
         "FUNDED DEBT" . . . . . . . . . . . . . . . . . . . . . . . . .    3
         "GOVERNMENT OBLIGATIONS"  . . . . . . . . . . . . . . . . . . .    4
         "HOLDER," "HOLDER OF SECURITIES," "SECURITYHOLDER"  . . . . . .    4
         "INDENTURE" . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         "INTEREST"  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         "ISSUER"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         "ISSUER ORDER"  . . . . . . . . . . . . . . . . . . . . . . . .    4
         "JUDGMENT CURRENCY" . . . . . . . . . . . . . . . . . . . . . .    4
         "LIEN"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         "MAKE-WHOLE AMOUNT" . . . . . . . . . . . . . . . . . . . . . .    4
         "OFFICERS' CERTIFICATE" . . . . . . . . . . . . . . . . . . . .    5
         "OPINION OF COUNSEL"  . . . . . . . . . . . . . . . . . . . . .    5
         "ORIGINAL ISSUE DATE" . . . . . . . . . . . . . . . . . . . . .    5
         "ORIGINAL ISSUE DISCOUNT SECURITY"  . . . . . . . . . . . . . .    5
         "OUTSTANDING" . . . . . . . . . . . . . . . . . . . . . . . . .    5
         "PERIODIC OFFERING" . . . . . . . . . . . . . . . . . . . . . .    6
         "PERSON"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         "PRINCIPAL" . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         "PROPERTY"  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         "RECORD DATE" . . . . . . . . . . . . . . . . . . . . . . . . .    6
         "REGISTERED GLOBAL SECURITY"  . . . . . . . . . . . . . . . . .    6
         "REGISTERED SECURITY" . . . . . . . . . . . . . . . . . . . . .    6
         "REQUIRED CURRENCY" . . . . . . . . . . . . . . . . . . . . . .    6
         "RESPONSIBLE OFFICER" . . . . . . . . . . . . . . . . . . . . .    6
         "RESTRICTED SUBSIDIARY" . . . . . . . . . . . . . . . . . . . . .  7
         "SALE AND LEASEBACK TRANSACTION"  . . . . . . . . . . . . . . .    7
         "SECURED DEBT"  . . . . . . . . . . . . . . . . . . . . . . . .    7
         "SECURITY" or "SECURITIES"  . . . . . . . . . . . . . . . . . .    7
         "SECURITY REGISTER" and "SECURITY REGISTRAR"  . . . . . . . . .    7
         "SIGNIFICANT SUBSIDIARY"  . . . . . . . . . . . . . . . . . . .    7
         "SUBSIDIARY"  . . . . . . . . . . . . . . . . . . . . . . . . .    7
         "TRUST INDENTURE ACT OF 1939" . . . . . . . . . . . . . . . . .    8
         "TRUSTEE" . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         "UNREGISTERED SECURITY" . . . . . . . . . . . . . . . . . . . .    8
         "YIELD TO MATURITY" . . . . . . . . . . . . . . . . . . . . . .    8

   ARTICLE II
      SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         SECTION 2.1   FORMS GENERALLY.  . . . . . . . . . . . . . . . .    8
         SECTION 2.2   FORM OF TRUSTEE'S CERTIFICATE OF
                       AUTHENTICATION  . . . . . . . . . . . . . . . . .    9
         SECTION 2.3   AMOUNT UNLIMITED; ISSUABLE IN SERIES  . . . . . .    8
         SECTION 2.4   AUTHENTICATION AND DELIVERY OF SECURITIES . . . .   11
         SECTION 2.5   EXECUTION OF SECURITIES . . . . . . . . . . . . .   14
         SECTION 2.6   CERTIFICATE OF AUTHENTICATION.  . . . . . . . . .   15
         SECTION 2.7   DENOMINATION AND DATE OF SECURITIES,
                       PAYMENTS OF INTEREST  . . . . . . . . . . . . . .   15
         SECTION 2.8   REGISTRATION, TRANSFER AND EXCHANGE . . . . . . .   15
         SECTION 2.9   MUTILATED, DEFACED, DESTROYED, LOST
                       AND STOLEN SECURITIES . . . . . . . . . . . . . .   19
         SECTION 2.10  CANCELLATION OF SECURITIES;
                       DISPOSITION THEREOF . . . . . . . . . . . . . . .   20
         SECTION 2.11  TEMPORARY SECURITIES  . . . . . . . . . . . . . .   20

   ARTICLE III

      COVENANTS OF THE ISSUER  . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 3.1   PAYMENT OF PRINCIPAL AND INTEREST . . . . . . . .   21
         SECTION 3.2   OFFICES FOR PAYMENT, ETC. . . . . . . . . . . . .   22
         SECTION 3.3   APPOINTMENT TO FILL A VACANCY IN OFFICE
                       OF TRUSTEE  . . . . . . . . . . . . . . . . . . .   22
         SECTION 3.4   PAYING AGENTS . . . . . . . . . . . . . . . . . .   22
         SECTION 3.5   WRITTEN STATEMENT TO TRUSTEE  . . . . . . . . . .   23
         SECTION 3.6   LIMITATION ON SECURED DEBT  . . . . . . . . . . .   23
         SECTION 3.7   LIMITATION ON SALE AND LEASEBACK  . . . . . . . .   25
         SECTION 3.8   EXISTENCE . . . . . . . . . . . . . . . . . . . .   26
         SECTION 3.9   MAINTENANCE OF PROPERTIES . . . . . . . . . . . .   27
         SECTION 3.10  INSURANCE . . . . . . . . . . . . . . . . . . . .   27
         SECTION 3.11  PAYMENT OF TAXES AND OTHER CLAIMS . . . . . . . .   27

   ARTICLE IV
      SECURITYHOLDERS LISTS AND REPORTS BY THE ISSUER
      AND THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . .   27
         SECTION 4.1   ISSUER TO FURNISH TRUSTEE NAMES
                       AND ADDRESSES OF SECURITYHOLDERS  . . . . . . . .   27
         SECTION 4.2   PRESERVATION AND DISCLOSURE OF SECURITY
                       HOLDERS LISTS . . . . . . . . . . . . . . . . . .   28
         SECTION 4.3   REPORTS BY THE ISSUER . . . . . . . . . . . . . .   29
         SECTION 4.4   REPORTS BY THE TRUSTEE  . . . . . . . . . . . . .   30
         SECTION 4.5   PUBLICATION OF CERTAIN NOTICES  . . . . . . . . .   31

   ARTICLE V
      REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT
      OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         SECTION 5.1   EVENT OF DEFAULT DEFINED; ACCELERATION
                       OF MATURITY; WAIVER OF DEFAULT  . . . . . . . . .   31
         SECTION 5.2   COLLECTION OF INDEBTEDNESS BY TRUSTEE;
                       TRUSTEE MAY PROVE DEBT  . . . . . . . . . . . . .   34
         SECTION 5.3   APPLICATION OF PROCEEDS . . . . . . . . . . . . .   36
         SECTION 5.4   SUITS FOR ENFORCEMENT . . . . . . . . . . . . . .   37
         SECTION 5.5   RESTORATION OF RIGHTS ON ABANDONMENT
                       OF PROCEEDINGS  . . . . . . . . . . . . . . . . .   37
         SECTION 5.6   LIMITATIONS ON SUITS BY SECURITYHOLDERS . . . . .   38
         SECTION 5.7   UNCONDITIONAL RIGHT OF SECURITYHOLDERS
                       TO INSTITUTE CERTAIN SUITS  . . . . . . . . . . .   38
         SECTION 5.8   POWERS AND REMEDIES CUMULATIVE; DELAY
                       OR OMISSION NOT WAIVER OF DEFAULT . . . . . . . .   38
         SECTION 5.9   CONTROL BY HOLDERS OF SECURITIES  . . . . . . . .   39
         SECTION 5.10  WAIVER OF PAST DEFAULTS . . . . . . . . . . . . .   39
         SECTION 5.11  TRUSTEE TO GIVE NOTICE OF DEFAULT, BUT
                       MAY WITHHOLD IN CERTAIN CIRCUMSTANCES . . . . . .   40
         SECTION 5.12  RIGHT OF COURT TO REQUIRE FILING OF
                       UNDERTAKING TO PAY COSTS  . . . . . . . . . . . .   40

   ARTICLE VI
      CONCERNING THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . .   40
         SECTION 6.1   DUTIES AND RESPONSIBILITIES OF THE TRUSTEE;
                       DURING DEFAULT; PRIOR TO DEFAULT  . . . . . . . .   40
         SECTION 6.2   CERTAIN RIGHTS OF THE TRUSTEE . . . . . . . . . .   42
         SECTION 6.3   TRUSTEE NOT RESPONSIBLE FOR RECITALS,
                       DISPOSITION OF SECURITIES OR APPLICATION
                       OF PROCEEDS THEREOF . . . . . . . . . . . . . . .   43

         SECTION 6.4   TRUSTEE AND AGENTS MAY HOLD SECURITIES
                       OR COUPONS; COLLECTIONS, ETC. . . . . . . . . . .   43
         SECTION 6.5   MONEYS HELD BY TRUSTEE  . . . . . . . . . . . . .   43
         SECTION 6.6   COMPENSATION AND INDEMNIFICATION OF
                       TRUSTEE AND ITS PRIOR CLAIM . . . . . . . . . . .   43
         SECTION 6.7   RIGHT OF TRUSTEE TO RELY ON OFFICERS'
                       CERTIFICATE, ETC. . . . . . . . . . . . . . . . .   44
         SECTION 6.8   QUALIFICATION OF TRUSTEE; CONFLICTING INTERESTS .   44
         SECTION 6.9   PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE . . .   44
         SECTION 6.10  RESIGNATION AND REMOVAL; APPOINTMENT
                       OF SUCCESSOR TRUSTEE  . . . . . . . . . . . . . .   44
         SECTION 6.11  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR
                       TRUSTEE . . . . . . . . . . . . . . . . . . . . .   46
         SECTION 6.12  MERGER, CONVERSION, CONSOLIDATION OR
                       SUCCESSION TO BUSINESS OF TRUSTEE . . . . . . . .   47
         SECTION 6.13  PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                       THE ISSUER  . . . . . . . . . . . . . . . . . . .   47
         SECTION 6.14  APPOINTMENT OF AUTHENTICATING AGENT . . . . . . .   51

   ARTICLE VII
      CONCERNING THE SECURITY HOLDERS. . . . . . . . . . . . . . . . . .   52
         SECTION 7.1   EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS . . .   52
         SECTION 7.2   PROOF OF EXECUTION OF INSTRUMENTS AND OF
                       HOLDING OF SECURITIES . . . . . . . . . . . . . .   52
         SECTION 7.3   HOLDERS TO BE TREATED AS OWNERS . . . . . . . . .   52
         SECTION 7.4   SECURITIES OWNED BY ISSUER DEEMED NOT
                       OUTSTANDING . . . . . . . . . . . . . . . . . . .   53
         SECTION 7.5   RIGHT OF REVOCATION OF ACTION TAKEN . . . . . . .   54

   ARTICLE VIII
      SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . . . . . .   54
         SECTION 8.1   SUPPLEMENTAL INDENTURES WITHOUT
                       CONSENT OF SECURITYHOLDERS  . . . . . . . . . . .   55
         SECTION 8.2   SUPPLEMENTAL INDENTURES WITH
                       CONSENT OF SECURITYHOLDERS  . . . . . . . . . . .   56
         SECTION 8.3   EFFECT OF SUPPLEMENTAL INDENTURE  . . . . . . . .   57
         SECTION 8.4   DOCUMENTS TO BE GIVEN TO TRUSTEE  . . . . . . . .   57
         SECTION 8.5   NOTATION ON SECURITIES IN RESPECT OF
                       SUPPLEMENTAL INDENTURES . . . . . . . . . . . . .   57

   ARTICLE IX
      CONSOLIDATION, MERGER, SALE OR CONVEYANCE  . . . . . . . . . . . .   57
         SECTION 9.1   COVENANT OF ISSUER NOT TO MERGE,
                       CONSOLIDATE, SELL OR CONVEY PROPERTY
                       EXCEPT UNDER CERTAIN CONDITIONS . . . . . . . . .   57
         SECTION 9.2   SECURITIES TO BE SECURED IN CERTAIN EVENTS  . . .   58
         SECTION 9.3   SUCCESSOR PERSON SUBSTITUTED FOR ISSUER . . . . .   58
         SECTION 9.4   OFFICERS' CERTIFICATE AND OPINION OF
                       COUNSEL DELIVERED TO TRUSTEE  . . . . . . . . . .   59

   ARTICLE X
      SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS  . . . .   59
         SECTION 10.1  SATISFACTION AND DISCHARGE OF INDENTURE . . . . .   59
         SECTION 10.2  APPLICATION BY TRUSTEE OF FUNDS
                       DEPOSITED FOR PAYMENT OF SECURITIES . . . . . . .   63
         SECTION 10.3  REPAYMENT OF MONEYS HELD BY PAYING AGENT  . . . .   63
         SECTION 10.4  RETURN OF MONEYS HELD BY TRUSTEE AND
                       PAYING AGENT UNCLAIMED FOR TWO YEARS  . . . . . .   63
         SECTION 10.5  INDEMNITY FOR GOVERNMENT OBLIGATIONS  . . . . . .   64
         SECTION 10.6  REINSTATEMENT . . . . . . . . . . . . . . . . . .   64

   ARTICLE XI
      MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . .   64
         SECTION 11.1  INCORPORATORS, STOCKHOLDERS, OFFICERS
                       AND DIRECTORS OF ISSUER EXEMPT
                       FROM INDIVIDUAL LIABILITY . . . . . . . . . . . .   64
         SECTION 11.2  PROVISIONS OF INDENTURE FOR THE SOLE
                       BENEFIT OF PARTIES AND HOLDERS OF
                       SECURITIES AND COUPONS  . . . . . . . . . . . . .   65
         SECTION 11.3  SUCCESSORS AND ASSIGNS OF ISSUER
                       BOUND BY INDENTURE  . . . . . . . . . . . . . . .   65
         SECTION 11.4  NOTICES AND DEMANDS ON ISSUER, TRUSTEE
                       AND HOLDERS OF SECURITIES AND COUPONS . . . . . .   65
         SECTION 11.5  OFFICERS' CERTIFICATES AND OPINIONS OF
                       COUNSEL; STATEMENTS TO BE CONTAINED THEREIN . . .   66
         SECTION 11.6  PAYMENTS DUE ON SATURDAYS, SUNDAYS
                       AND HOLIDAYS  . . . . . . . . . . . . . . . . . .   66
         SECTION 11.7  CONFLICT OF ANY PROVISION OF INDENTURE
                       WITH TRUST INDENTURE ACT OF 1939  . . . . . . . .   67
         SECTION 11.8  NEW YORK LAW TO GOVERN  . . . . . . . . . . . . .   67
         SECTION 11.9  COUNTERPARTS  . . . . . . . . . . . . . . . . . .   67
         SECTION 11.10  EFFECT OF HEADINGS . . . . . . . . . . . . . . .   67
         SECTION 11.11  SECURITIES IN A FOREIGN CURRENCY OR IN ECU . . .   67
         SECTION 11.12  JUDGMENT CURRENCY  . . . . . . . . . . . . . . .   68

   ARTICLE XII
      REDEMPTION OF SECURITIES AND SINKING FUNDS . . . . . . . . . . . .   68
         SECTION 12.1  APPLICABILITY OF ARTICLE  . . . . . . . . . . . .   68
         SECTION 12.2  NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS . . . .   68
         SECTION 12.3  PAYMENT OF SECURITIES CALLED FOR REDEMPTION . . .   70
         SECTION 12.4  EXCLUSION OF CERTAIN SECURITIES FROM
                       ELIGIBILITY FOR SELECTION FOR REDEMPTION  . . . .   71
         SECTION 12.5  MANDATORY AND OPTIONAL SINKING FUNDS  . . . . . .   71



             THIS INDENTURE dated as of February 23, 1998 between Aliant Communications Inc., a Nebraska corporation (the "Issuer"), and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:

             WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

             WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

             WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

             NOW, THEREFORE:

             In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

             The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933, as amended (the "Securities Act"), are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not otherwise expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means such accounting principles as are generally accepted at the time of any computation. The words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
   The terms defined in this Article include the plural as well as the singular.

             "AUTHENTICATING AGENT" shall have the meaning set forth in
   Section 6.14.

             "AUTHORIZED NEWSPAPER" means, to the extent specified in item
   (18) of Section 2.3 or in or pursuant to any Board Resolution or supplemental indenture referred to in Section 2.3, the newspaper or newspapers so specified or, if not so specified, means with respect to each country which is so specified or which is required by Section 4.5 a newspaper published in an official language of such country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in such country so specified or required. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

             "BOARD OF DIRECTORS" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

             "BOARD RESOLUTION" means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

             "BUSINESS DAY" means, with respect to any series of Securities, a day on which, in any city where amounts are payable on the Securities of such series as therein specified, banking institutions are not authorized or required by law or regulation to close.

             "CAPITAL STOCK" means and includes any and all shares, interests, participation or other equivalents (however designated) of ownership in a corporation or other Person.

             "CAPITALIZATION" means with respect to a Person the total of (a) Funded Debt, (b) the par value or, in the case of Capital Stock with no par value, a value stated on the books, of all outstanding shares of Capital Stock, (c) the paid-in surplus and retained earnings (or minus the net surplus deficit, as the case may be), (d) deferred taxes and deferred investment tax credits, (e) Capitalized Rent, and (f) minority interests in subsidiaries, of such Person.

             "CAPITALIZED RENT" means the present value (discounted semi-annually at a discount rate equal to the weighted average rate of interest borne by the Securities then Outstanding) of the total net amount of rent payable for the remaining term of any lease of Property by the Issuer (including any period for which such lease has been extended); provided, however, that no such rental obligation shall be deemed to be Capitalized Rent unless the lease resulted from a Sale and Leaseback Transaction. The total net amount of rent payable under any lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, sewer rates and similar charges.

             "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution and delivery of this Indenture, such Commission is not existing and performing the duties now assigned to it under the Truste Indenture Act of 1939, then the body performing such duties on such date.

             "CONSOLIDATED CAPITALIZATION" means the Capitalization of the Issuer determined on a consolidated basis as of the end of the Issuer's then most recently reported fiscal year or quarter, as the case may be, including minority interests in Subsidiaries.

             "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 950 Seventeenth Street, Suite 650, Denver, Colorado 80202, Attention: Corporate Trust Department.

             "COUPON" means any interest Coupon appertaining to an unregistered Security.

             "COVENANT DEFEASANCE" shall have the meaning set forth in
   Section 10.1(C).

             "DEBT" means with respect to a Person all obligations of such Person for borrowed money which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is liable.

             "DEPOSITARY" means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to
   Section 2.3 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean each Person who is then a Depositary hereunder; and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean each Depositary with respect to the Registered Global Securities of such series.

             "DOLLAR" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

             "ECU" means the European Currency Unit as defined and revised from time to time by the Council of European Communities.

             "EVENT OF DEFAULT" means any event or condition specified as such in Section 5.1.

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

             "FOREIGN CURRENCY" means a currency issued by the government of a country other than the United States of America.

             "FUNDED DEBT" means any Debt maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Debt is included in current liabilities).

             "GOVERNMENT OBLIGATIONS" means securities that are (a) direct obligations of the government which issued the currency in which the Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of principal of or interest on such Government Obligation evidenced by such depository receipt.

             "HOLDER," "HOLDER OF SECURITIES," "SECURITYHOLDER" or other similar terms mean (a) in the case of any Registered Security, the Person in whose name such Security is registered in the Security Register kept by the Security Registrar for that purpose in accordance with the terms hereof, and (b) in the case of an Unregistered Security, the bearer of such Security, or any Coupon appertaining thereto, as the case may be.

             "INDENTURE" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as provided hereunder.

             "INTEREST" means, when used with respect to noninterest bearing Securities, interest payable after maturity.

             "ISSUER" means (except as otherwise provided in Article VI) Aliant Communications Inc., a Nebraska corporation and, subject to
   Article IX, its successors and assigns.

             "ISSUER ORDER" means a written statement, request or order of the Issuer, signed in its name by the Chairman of the Board of Directors, the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller or any Assistant Controller of the Issuer.

             "JUDGMENT CURRENCY" shall have the meaning set forth in Section 11.13.

             "LIEN" means any mortgage, pledge, security interest, lien, charge or other encumbrance.

             "MAKE-WHOLE AMOUNT" means the amount, if any, in addition to Principal which is required by a Security, under the terms and conditions specified therein or as otherwise specified as contemplated by Article II, to be paid by the Issuer to the Holder thereof in connection with any optional redemption or accelerated payment of such Security.

             "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors, the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller or any Assistant Controller of the Issuer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5.

             "OPINION OF COUNSEL" means an opinion in writing, signed by legal counsel, who may be an employee of, or counsel to, the Issuer. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required thereby.

             "ORIGINAL ISSUE DATE" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

             "ORIGINAL ISSUE DISCOUNT SECURITY" means (i) any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1 and (ii) any other Security deemed an original issue discount security for United States Federal income tax purposes.

             "OUTSTANDING" when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

             (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

             (b) Subject to Article X, Securities, or portions thereof, for the payment or redemption of which moneys or Government Obligations (as provided for in Section 10.1) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

             (c) Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

             In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination under a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

             "PERIODIC OFFERING" means an offering of Securities of any series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto are to be determined by the Issuer or its agents upon the issuance of such Securities.

             "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             "PRINCIPAL", whenever used with reference to the Securities or any Security or any portion thereof shall be deemed to include the words "and premium or Make-Whole Amount, if any," and, unless otherwise provided in accordance with Section 2.3, shall mean with respect to Original Issue Discount Securities the initial offering price thereof plus interest accrued to the date of determination at the semiannual compounding rate which is necessary to produce the Yield to Maturity for such Original Issue Discount Security from the original issue date thereof.

             "PROPERTY" means any directly-held interest of a Person in any kind of Property or asset, whether real, personal or mixed and whether tangible or intangible and includes Capital Stock of a subsidiary or other Person.

             "RECORD DATE" shall have the meaning set forth in Section 2.7.

             "REGISTERED GLOBAL SECURITY" means a Security evidencing all or a part of a series of Securities issued to the Depositary, or its nominee, for such series in accordance with Section 2.3, and bearing the legend prescribed in Section 2.4.

             "REGISTERED SECURITY" means any Security registered on the Security Register of the Issuer.

             "REQUIRED CURRENCY" shall have the meaning set forth in Section 11.12.

             "RESPONSIBLE OFFICER", when used with respect to the Trustee, means the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

             "RESTRICTED SUBSIDIARY" means (a) any Subsidiary of the Company which has substantially all its property in the United States, which owns or is a lessee of any Property and in which the investment of the Company and all its Subsidiaries exceeds 2% of Consoliddated Capitalization as of the date of such determination, and (b) any Subsidiary which is designated by the Issuer (evidenced by a resolution of the Board of Directors) to be a Restricted Subsidiary; provided, however, that the Company may not designate any such Subsidiary to be Restricted Subsidiary if the Company would thereby breach any covenant or agreement contained herein (on the assumption that any transaction to which such Subsidiary was a party at the time of such designation and which would have given rise to a Secured Debt, or constituted a Sale and Leaseback Transaction at the time it was entered into had such Subsidiary then been a Restricted Subsidiary was entered into at the time of such designation).

             "SALE AND LEASEBACK TRANSACTION" means any arrangement with any Person providing for the leasing (as lessee) by the Issuer or any Restricted Subsidiary of any Property, whether now owned or hereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three years), which Property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary (i) to any Subsidiary in contemplation of or in connection with such arrangement or (ii) to such other Person.

             "SECURED DEBT" means Debt of the Issuer or any Restricted Subsidiary secured by any Lien on Property (including Capital Stock or indebtedness of Subsidiaries) owned by the Issuer or any Restricted Subsidiary.

             "SECURITY" or "SECURITIES" shall have the meaning stated in the first recital of this Indenture or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

             "SECURITY REGISTER" and "SECURITY REGISTRAR" shall have the respective meanings set forth in Section 2.8.

             "SIGNIFICANT SUBSIDIARY" means any Subsidiary which is a "Significant Subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Company.

             "SUBSIDIARY" means, with respect to the Issuer, a Person which is consolidated with the Issuer in accordance with generally accepted accounting principles; "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more subsidiaries of such Person or (iii) one or more subsidiaries, of such Person.


             "TRUST INDENTURE ACT OF 1939" (except as otherwise provided in Sections 8.1, 8.2 and 11.7) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

             "TRUSTEE" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article VI, shall also include any successor trustee. "Trustee" shall also mean or include each Person who is then a trustee hereunder; and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

             "UNREGISTERED SECURITY" means any Security other than a Registered Security.

             "YIELD TO MATURITY" means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, in accordance with accepted financial practice.

                                   ARTICLE II

                                   SECURITIES

             SECTION 2.1 FORMS GENERALLY. The Securities of each series and the Coupons, if any, to be attached thereto shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officers' Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions or other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification and such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons.

             The definitive Securities and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons.

             SECTION 2.2 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

             "This is one of the Securities referred to in the within-mentioned Indenture.

                  U.S. Bank National Association,
                       as Trustee

                  By
                       Authorized Officer"

             If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Securities of such series shall bear, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication which shall be substantially as follows:

             "This is one of the Securities referred to in the within-mentioned Indenture.

                  U.S. Bank National Association,
                       as Trustee

                  By
                       an Authenticating Agent

                  By
                       Authorized Officer"


             SECTION 2.3 AMOUNT UNLIMITED; ISSUABLE IN SERIES. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

             The Securities may be issued in one or more series, and each such series shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Issuer. There shall be established in or pursuant to one or more Board Resolutions (and to the extent established pursuant to rather than set forth in a Board Resolution, in an Officers' Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:

             (1) the designation of the Securities of such series, which shall distinguish the Securities of such series from the Securities of all other series;

             (2) any limit upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3);

             (3) if other than Dollars, the coin or currency in which the Securities of such series are denominated (including, but not limited to, any Foreign Currency or ECU);

             (4) the date or dates on which the principal of the Securities of such series is payable;

             (5) the rate or rates at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

             (6) the place or places where the principal of and any interest on Securities of such series shall be payable (if other than as provided in Section 3.2);

             (7) the right, if any, of the Issuer to redeem Securities of such series, in whole or in part, at its option and the period or periods within which, the price or prices (including the premium or Make-Whole Amount, if any) at which and any terms and conditions upon which Securities of such series may be so redeemed, pursuant to any sinking fund or otherwise;

             (8) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of such series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

             (9) if other than denominations of $1,000 and any integral multiple thereof in the case of Registered Securities, or $1,000 and $5,000 in the case of Unregistered Securities, the denominations in which securities of such series shall be issuable;

             (10) if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof;

             (11) if other than the coin or currency in which the Securities of such series are denominated, the coin or currency in which payment of the principal of (and premium or Make-Whole Amount, if any) or interest on the Securities of such series shall be payable;

             (12) if the principal of (and premium or Make-Whole Amount, if any) or interest on the Securities of such series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities of such series are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

             (13) if the amount of payments of the principal of (and premium or Make-Whole Amount, if any) and interest on the Securities of such series may be determined with reference to an index based on a coin or currency other than that in which the Securities of such series are denominated, the manner in which such amounts shall be determined;

             (14) whether the Securities of such series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided in Section 2.8, the terms upon which Unregistered Securities of such series may be exchanged for Registered Securities of such series and vice versa;

             (15) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

             (16) any trustees, depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

             (17) any additions to or deletions from the events of default or covenants with respect to the Securities of such series;

             (18) with respect to Unregistered Securities, the countries, cities and/or newspaper or newspapers in such countries or cities in which notices required pursuant to Sections 5.11, 6.8, 6.10(a), 6.11, 8.2, 10.4, 11.4, 12.2 and 12.5 are to be published (and, unless otherwise specified in such Board Resolution or supplemental indenture or any Officers' Certificate delivered pursuant thereto, such newspaper will, if practicable, be (a) in the case of The City of New York, The Wall Street Journal (Eastern Edition), (b) in the case of the United Kingdom, The Financial Times (London Edition) and
        (c) in the case of Luxembourg, The Luxemburger Wort); and

             (19) any other terms of such series (which terms shall not adversely affect the interests of any Holders of Securities then Outstanding).

             All Securities of any one series and Coupons, if any, appertaining thereto shall be substantially identical, except in the case of Registered Securities as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officers' Certificate referred to above or as set forth in any indenture supplemental hereto referred to above. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officers' Certificate or in any such indenture supplemental hereto.

             SECTION 2.4 AUTHENTICATION AND DELIVERY OF SECURITIES. The Issuer may from time to time deliver Securities of any series, having attached thereto appropriate Coupons, if any, executed by the Issuer to the Trustee for authentication, together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. If so provided in or pursuant to the Board Resolution or supplemental indenture establishing the Securities of any series, the maturity date, original issue date, interest rate and any other terms of any or all of the Securities of such series and the Coupons, if any, appertaining thereto may be determined by or pursuant to such Issuer Order and procedures. If provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (but, in the case of subparagraphs 2, 3 and 4 below, only at or before the time of the first request of the Issuer to the Trustee to authenticate Securities of such series) and (subject to Section 6.1) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

             (1) an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities and the Coupons, if any, are not to be delivered to the Issuer, provided that, with respect to Securities of a series subject to a Periodic Offering, (a) such Issuer Order may be delivered by the Issuer to the Trustee at any time prior to the delivery to the Trustee of the Securities of such series for authentication and delivery, (b) the Trustee shall authenticate and deliver the Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to an Issuer Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order, (c) if so provided in or pursuant to the Board Resolution or supplemental indenture establishing the Securities of such series, the maturity date, original issue date, interest rate and any other terms of any or all of the Securities of such series may be determined by an Issuer Order or pursuant to such procedures and (d) if provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing;

             (2) any Board Resolution, Officers' Certificate and/or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the forms and terms of the Securities of such series and the Coupons, if any, were established;

             (3) an Officers' Certificate setting forth the form or forms and terms of the Securities of such series and the Coupons, if any, stating that such form or forms and terms have been established pursuant to Sections 2.1 and 2.3 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

             (4) at the option of the Issuer, either an Opinion of Counsel, or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

                  (a) the forms of the Securities of such series and the Coupons, if any, have been duly authorized and established in conformity with the provisions of this Indenture;

                  (b) in the case of an underwritten offering, the terms of the Securities of such series have been duly authorized and established in conformity with the provisions of this Indenture, and, in the case of an offering that is not underwritten, certain terms of the Securities of such series have been established pursuant to a Board Resolution, an Officers' Certificate or a supplemental indenture in accordance with the provisions of this Indenture and, when such other terms as are to be established pursuant to an Issuer Order or procedures set forth in an Issuer Order shall have been established, all such terms will have been duly authorized by the Issuer and will have been established in conformity with the provisions of this Indenture;

                  (c) when the Securities of such series and the Coupons, if any, have been executed by the Issuer and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, they will have been duly issued under this Indenture and will be valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general principles of equity, and will be entitled to the benefits of this Indenture;

                  (d) the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Securities and Coupons, if any, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Issuer or, to the best knowledge of such counsel, (i) any agreement or other instrument binding upon the Issuer or any of its subsidiaries that is material to the Issuer and its subsidiaries, considered as one enterprise, or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any of its subsidiaries; and

                  (e) no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body having jurisdiction over the Issuer is required for the execution and delivery of the Securities of such series by the Issuer, except such as have been obtained (except that no opinion need be expressed as to state securities or Blue Sky law).

             The Trustee shall have the right to decline to authenticate and deliver any Securities of any series under this Section (other than Securities the forms and terms of which shall have been established by supplemental indenture) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee or a trust committee of directors, trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee's rights, duties or immunities under the Securities of any such series, this Indenture or otherwise.

             If the Issuer shall establish pursuant to Section 2.3 that the Securities of a series are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and deliver one or more Registered Global Securities that (i) shall be in an aggregate amount equal to the aggregate principal amount specified in such Issuer Order, (ii) shall be registered in the name of the Depositary therefor or its nominee, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

             Each Depositary designated pursuant to Section 2.3 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

             SECTION 2.5 EXECUTION OF SECURITIES. The Securities shall be signed on behalf of the Issuer by both (a) its Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal (except in the case of Coupons) which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee. The Coupons, if any, applicable to the Securities of any series shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Issuer.

             In case any officer of the Issuer who shall have so signed any of the Securities or Coupons, if any, shall cease to be such officer before the Security or Coupon so signed (or the Security to which the Coupon so signed appertains) shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such officer of the Issuer; and any Security or Coupon may be so signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

             SECTION 2.6 CERTIFICATE OF AUTHENTICATION. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. No Coupon shall be entitled to the benefits of this Indenture or shall be valid and obligatory for any purpose until the certificate of authentication on the Security to which such Coupon appertains shall have been duly executed by the Trustee. The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

             SECTION 2.7 DENOMINATION AND DATE OF SECURITIES, PAYMENTS OF INTEREST. The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.3 or, with respect to the Registered Securities of any series, if not so established, in denominations of $1,000 and any integral multiple thereof. If denominations of Unregistered Securities of any series are not so established, such Securities shall be issuable in denominations of $1,000 and $5,000. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

             Each Registered Security shall be dated the date of its authentication. Each Unregistered Security shall be dated as established in or pursuant to the Board Resolution or supplemental indenture referred to in Section 2.3. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.3.

             Except as may otherwise be established pursuant to Section 2.3, the Person in whose name any Registered Security of any series is registered at the close of business on any Record Date applicable to such series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date, notwithstanding any transfer or exchange of such Registered Security subsequent to the Record Date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest may, at the option of the Issuer, be paid to the Persons in whose names Outstanding Registered Securities of such series are registered at the close of business on a subsequent special Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Registered Securities of such series not less than 15 days preceding such subsequent special Record Date. The term "Record Date", as used with respect to any interest payment date (except a special Record Date set for payment of defaulted interest) for the Securities of any series, shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.3.

             SECTION 2.8 REGISTRATION, TRANSFER AND EXCHANGE. The Issuer will keep, or cause to be kept, at the Corporate Trust Office or at another office or agency to be maintained for the purpose as provided in
   Section 3.2, for any series of Securities, a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Registered Securities of such series and the registration of transfer of Registered Securities of such series. The Security Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times, such register not maintained by the Trustee shall be open for inspection by the Trustee. Unless and until otherwise determined by the Issuer pursuant to Section 2.3, the Security Register with respect to each series of Registered Securities shall be kept solely at the Corporate Trust Office and, for this purpose, the Trustee shall be designated the "Security Registrar."

             Upon due presentation for registration of transfer of any Registered Security of any series at any office or agency to be maintained for the purpose as provided in Section 3.2 for such series, the Issuer shall execute and the Trustee shall authenticate and deliver, in the name of the transferees, a new Registered Security or Registered Securities of the same series, maturity date and interest rate in authorized denominations for a like aggregate principal amount.

             Unregistered Securities (except for any temporary global Unregistered Securities) and Coupons (except for Coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

             At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for one or more Registered Securities of such series in authorized denominations for a like aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the office or agency to be maintained for such purpose in accordance with Section 3.2 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. If the Securities of any series are issued in both registered and unregistered form, except as otherwise specified for a particular series pursuant to Section 2.3, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series in authorized denominations for a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the office or agency to be maintained for such purpose in accordance with Section 3.2, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise specified for a particular series pursuant to Section 2.3, such Unregistered Securities may be exchanged for other Unregistered Securities of such series in authorized denominations for a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the office or agency to be maintained for such purpose in accordance with Section 3.2 or as specified for a particular series pursuant to Section 2.3, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified for a particular series pursuant to
   Section 2.3, Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities and Coupons surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of (subject to the record retention requirements of the Exchange Act) by the Trustee and the Trustee will deliver a certificate of disposition thereof to the Issuer.

             All Registered Securities presented for registration of transfer, exchange, redemption or payment shall be (if so required by the Issuer or the Trustee) duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder or his attorney duly authorized in writing.

             The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

             The Issuer shall not be required to (a) issue, exchange or register a transfer of any Securities of any series for a period of 15 days next preceding the first mailing or publication of notice of redemption of Securities of such series to be redeemed, (b) exchange or register the transfer of any Securities selected, called or being called for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed or (c) register the transfer of or exchange any Security if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Security, in whole or in part, except the portion of such Security required to be repurchased.

             Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Registered Global Security or a nominee of such successor Depositary.

             If, at any time, a Depositary for any Registered Securities of a series represented by one or more Registered Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Securities or if, at any time, any such Depositary shall no longer be eligible under Section 2.4, the Issuer shall appoint a successor Depositary with respect to the Registered Securities held by such Depositary. If a successor Depositary is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Registered Securities of such series shall no longer be represented by one or more Registered Global Securities held by such Depositary, and the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver Securities of such series in definitive registered form without Coupons, in any authorized denominations and in an aggregate principal amount equal to the principal amount of the Registered Security or Securities held by such Depositary in exchange for such Registered Global Security or Securities.

             Within seven days after the occurrence of an Event of Default specified in clause (a), (b) or (c) of Section 5.1 with respect to any series of Securities that is, in whole or in part, represented by a Registered Global Security, the Issuer shall execute, and the Trustee shall authenticate and deliver, Securities of such series in definitive registered form without Coupons, in any authorized denominations and in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing Registered Securities of such series in exchange for such Registered Global Security or Securities.

             The Issuer may at any time and in its sole discretion determine that the Registered Securities of a particular series shall no longer be represented by a Registered Global Security or Securities. In such event, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Securities of such series in definitive registered form without Coupons, in any authorized denominations and in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing Registered Securities of such series in exchange for such Registered Global Security or Securities.

             If so specified by the Issuer pursuant to Section 2.3 with respect to Securities of a particular series represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities of such series in definitive registered form on such terms as are acceptable to the issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver:

             (i) to each Person specified by such Depositary a new Registered Security or securities of such series, in any authorized denominations requested by such Person, in an aggregate principal amount equal to, and in exchange for, such Person's beneficial interest in the Registered Global Security; and

             (ii) to such Depositary a new Registered Global security in a denomination equal to the difference between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

             Upon the exchange of any Registered Global Security for Securities in definitive registered form without Coupons, in authorized denominations, such Registered Global Security shall be canceled by the Trustee or an agent of the Issuer or the Trustee. Securities in definitive registered form without Coupons issued in exchange for a Registered Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

             All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

             Notwithstanding anything herein or in the terms of any series of Securities to the contrary, none of the Issuer, the Trustee or any agent of the Issuer or the Trustee (any of which, other than the Issuer, shall rely on an Officers' Certificate and an Opinion of Counsel) shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse Federal income tax consequences to the Issuer (such as, for example, the inability of the Issuer to deduct from its income, as computed for Federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States Federal income tax laws.

             SECTION 2.9 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. In case any temporary or definitive Security or any Coupon appertaining to any Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, with Coupons corresponding to the Coupons appertaining to the Securities so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof and, in the case of mutilation or defacement, shall surrender the Security and related Coupons to the Trustee or such agent.

             Upon the issuance of any substitute Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security or Coupon which has matured or is about the mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a new or substitute Security, pay or authorize the payment of the same or the relevant Coupon (without surrender thereof except in the case of a mutilated or defaced Security or Coupon), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, evidence of their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof and, in the case of mutilation or defacement, shall surrender the Security and related Coupons to the Trustee or such agent.

             Every substitute Security or Coupon of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities or Coupons of such series duly authenticated and delivered hereunder. All Securities and Coupons shall be held and owed upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

             SECTION 2.10 CANCELLATION OF SECURITIES; DISPOSITION THEREOF. All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or any agent of the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee or its agent shall dispose of canceled Securities and Coupons held by it (subject to the record retention requirements of the Exchange Act) and deliver a certificate of disposition to the Issuer. If the Issuer or its agent shall acquire any of the Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities or Coupons unless and until the same are delivered to the Trustee or its agent for cancellation.

             SECTION 2.11 TEMPORARY SECURITIES. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without Coupons, or as Unregistered Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Registered Securities of such series may be surrendered in exchange for such definitive Securities in registered form without charge at each office or agency to be maintained for such purpose in accordance with
   Section 3.2 and, in the case of Unregistered Securities, at any office or agency to be maintained for such purpose as specified pursuant to Section 2.3, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series in authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.3. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to
   Section 2.3 (including any provision that Unregistered Securities of such series initially be issued in the form of a single global Unregistered Security to be delivered to a depositary or agency located outside the United States and the procedures pursuant to which definitive Unregistered Securities of such series would be issued in exchange for such temporary global Unregistered Security).

                                   ARTICLE III

                             COVENANTS OF THE ISSUER

             SECTION 3.1 PAYMENT OF PRINCIPAL, IF ANY, AND INTEREST. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of (and premium or Make-Whole Amount, if any), and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in the Coupons, if any, appertaining thereto and in this Indenture. The interest on Securities with Coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. If any temporary Unregistered Security provides that interest thereon may be paid while in temporary form, the interest on any such temporary Unregistered Security (together with any additional amounts payable pursuant to the terms of such Security) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such temporary Unregistered Security for notation thereon of the payment of such interest, in each case subject to any restrictions that may be established pursuant to Section 2.3. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer (unless otherwise specified in such Securities), may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register.

             Principal and interest shall be considered paid on the date due if on such date the Trustee or the paying agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the paying agent, as the case may be, is not prohibited pursuant to the terms of this Indenture from paying such money to the Securityholders on that date.

             SECTION 3.2 OFFICES FOR PAYMENT, ETC. So long as any Registered Securities are outstanding hereunder, the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Registered Securities of each series may be presented for payment, where the Securities of each series may be presented for exchange as in this Indenture provided and where the Registered Securities of each series may be presented for registration of transfer as in this Indenture provided.

             In the event that the Issuer shall issue any Unregistered Securities, it will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an office or agency is required to be maintained under the rules of any stock exchange on which the Securities of any series are listed) where the Unregistered Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented for payment. No payment on any Unregistered Security or Coupon will be made upon presentation of such Unregistered Security or Coupon at an office or agency of the Issuer within the United States, nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Issuer. Notwithstanding the foregoing, payments in Dollars on Unregistered Securities of any series and Coupons appertaining thereto which are payable in Dollars may be made at an office or agency of the Issuer maintained in the Borough of Manhattan, The City of New York, if such payment in Dollars at each office or agency maintained by the Issuer outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

             The Issuer will maintain, in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Securities of any series, the Coupons appertaining thereto or this Indenture may be served.

             The Issuer will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any office or agency required by this Section to be located in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above offices or agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

             The Issuer may from time to time designate one or more additional offices or agencies where the Securities of any series and any Coupons appertaining thereto may be presented for payment, where the Securities of such series may be presented for exchange as in this Indenture provided and where the Registered Securities of such series may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain any office or agency required to be provided for in this Section. The issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

             SECTION 3.3 APPOINTMENT TO FILL A VACANCY IN OFFICE OF TRUSTEE. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

             SECTION 3.4 PAYING AGENTS. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

             (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series and the Coupons appertaining thereto, if any, or of the Trustee, and

             (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

             (c) that at any time during the continuance of any such failure referred to in the foregoing paragraph (b), it will, upon written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such agent; and

             (d) that it will perform all other duties of the paying agent as set forth in this Indenture.

             The Issuer will, on or prior to each due date of the principal of or interest on the Securities of any series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

             If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series or the Coupons, if any, appertaining thereto a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

             Anything in this section to the contrary notwithstanding, but subject to Section 10.1, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

             Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

             SECTION 3.5 WRITTEN STATEMENT TO TRUSTEE. The Issuer will deliver to the Trustee on or before April 30 in each year (beginning with April 30, 1998) an Officers' Certificate (which need not comply with
   Section 11.5) stating that, in the course of the performance by the signers of their duties as officers of the Issuer, they would normally have knowledge of any default by the Issuer in the performance of any covenants contained in this Indenture, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

             SECTION 3.6 LIMITATION ON SECURED DEBT. So long as any of the Securities remain Outstanding, neither the Issuer nor any Restricted Subsidiary will create, assume, incur or guarantee any Secured Debt without in any such case effectively providing, concurrently with the assumption, creation, incurrence or guarantee of any such Secured Debt, that the Securities then Outstanding (together with, if the Issuer shall so determine, any other Debt of or guaranteed by the Issuer or any Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Issuer, prior to) such Secured Debt, unless, immediately after the incurrence of such Secured Debt (and after giving effect to the application of the proceeds, if any, therefrom), the aggregate principal amount of all such Secured Debt, together with the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions described in clauses (a) to (e), inclusive, of Section 3.7), would not exceed 10% of Consolidated Capitalization; provided, however, that the foregoing restrictions shall not apply to, and there shall be excluded in computing Secured Debt for the purpose of such restrictions, Secured Debt secured by:

             (a) Liens on Property existing at the time of acquisition of such Property by the Issuer or any Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of Property acquired or constructed by the Issuer or any Restricted Subsidiary (including any improvements to existing Property) created at the time of or within 270 days following the acquisition of such Property, which Secured Debt is incurred for the purpose of financing all or any part of the purchase or construction price thereof; provided, however, that in the case of any such acquisition, the Lien shall not apply to any Property theretofore owned by the Issuer or any Restricted Subsidiary (including Property transferred by the Issuer to any Subsidiary or by any Restricted Subsidiary to the Issuer or another Subsidiary in contemplation of or in connection with the creation of such Lien) or to any Property of the Issuer or any Restricted Subsidiary other than the Property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real Property or portion thereof on which the Property so constructed, or the improvement, is located);

             (b) Liens on Property of a Person (i) existing at the time such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the Properties of a Person as an entirety or substantially as an entirety to the Issuer or any Restricted Subsidiary, (ii) resulting from such merger, consolidation, sale, lease or disposition by virtue of any Lien on Property granted by the Issuer prior to such merger, consolidation, sale, lease or disposition (and not in contemplation thereof or in connection therewith) which applies to after-acquired Property of the Issuer or any Restricted Subsidiary or, (iii) resulting from such merger, consolidation, sale, lease or disposition pursuant to a Lien or contractual provision granted or entered into by such Person prior to such merger, consolidation, sale, lease or disposition (and not at the request of the Issuer); provided, however, that any such Lien referred to in clause (i) shall not apply to any Property of the Issuer or any Restricted Subsidiary other than the Property subject thereto at the time such Person or properties were acquired and any such Lien referred to in clause (ii) or (iii) shall not apply to any Property of the Issuer or any Restricted Subsidiary other than the Property so acquired;

             (c)  Liens existing on the date of this Indenture;

             (d) Liens in favor of a government or governmental entity to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the Property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue or private activity bonds or similar financing);

             (e) Liens arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which Lien is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise, license or permit;

             (f) Liens for taxes, assessments or governmental charges or levies not yet delinquent or governmental charges or levies already delinquent, the validity of which charge or levy is being contested in good faith and for which any reserves required in accordance with generally accepted accounting principles have been established;

             (g) Judgment liens for which execution thereon is stayed and for which any reserves required in accordance with generally accepted accounting principles have been established; and

             (h) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (a) to (g), inclusive; provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount of Secured Debt secured thereby at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the Property which secured the Lien so extended, renewed or replaced (plus improvements to such Property).

             SECTION 3.7 LIMITATION ON SALE AND LEASEBACK. So long as any of the Securities remain Outstanding, neither the Issuer nor any Restricted Subsidiary will enter into any Sale and Leaseback Transaction unless immediately thereafter (and after giving effect to the application of the proceeds, if any, therefrom), the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions, together with the aggregate principal amount of all Secured Debt (other than Secured Debt described in clauses (a) to (h), inclusive, of Section 3.6), would not exceed 10% of Consolidated Capitalization; provided, however, that the foregoing restrictions shall not apply to, and there shall be excluded in computing the aggregate amount of Capitalized Rent for the purpose of such restrictions, the following Sale and Leaseback Transactions:

             (a) any Sale and Leaseback Transaction entered into to finance the payment of all or any part of the purchase price of Property acquired or constructed by the Issuer or any Restricted Subsidiary (including any improvements to existing Property) or entered into prior to, at the time of or within 270 days after the acquisition or construction of such Property, which Sale and Leaseback Transaction is entered into for the purpose of financing all or part of the purchase or construction price thereof; provided, however, that in the case of any such acquisition, such Sale and Leaseback Transaction shall not involve any Property transferred by the Issuer to any Subsidiary or by any Restricted Subsidiary to the Issuer or another Subsidiary in contemplation of or in connection with such Sale and Leaseback Transaction or involve any Property of the Issuer or any Restricted Subsidiary other than the Property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real Property or portion thereof on which the Property so constructed, or the improvement, is located);

             (b) any Sale and Leaseback Transaction involving Property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Issuer or any Restricted Subsidiary;

             (c) any Sale and Leaseback Transaction in which the lessor is a government or governmental entity and which Sale and Leaseback Transaction is entered into to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the cost of constructing or improving the Property subject to such Sale and Leaseback Transaction (including, without limitation, a Sale and Leaseback Transaction incurred in connection with pollution control, industrial revenue, private activity bond or similar financing);

             (d) any Sale and Leaseback Transaction involving the extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of a lease pursuant to a Sale and Leaseback Transaction referred to in the foregoing clauses (a) to
        (c), inclusive; provided, however, that such lease extension, renewal or replacement shall be limited to all or any part of the same Property leased under the lease so extended, renewed or replaced (plus improvements to such Property); and

             (e) any Sale and Leaseback Transaction the net proceeds of which are at least equal to the fair value (as determined by the Board of Directors) of the Property leased pursuant to such Sale and Leaseback Transaction, so long as within 270 days of the effective date of such Sale and Leaseback Transaction, the Issuer or any Restricted Subsidiary, as the case may be, applies (or irrevocably commits to an escrow account for the purpose or purposes hereinafter mentioned) an amount equal to the net proceeds of such Sale and Leaseback Transaction to either (x) the purchase of other Property having a fair value at least equal to the fair value of the Property leased in such Sale and Leaseback Transaction and having a similar utility and function, or (y) the retirement or repayment (other than any mandatory retirement or repaying at maturity) of Securities, provided, however, that in lieu of applying an amount equivalent to all or any part of such net proceeds to such retirement or repayment (or committing such an amount to an escrow account for such purpose), the Issuer may deliver to the Trustee Outstanding Securities and thereby reduce the amount to be applied pursuant to (y) of this clause (e) by an amount equivalent to the aggregate principal amount of the Securities so delivered.

             SECTION 3.8 EXISTENCE. Subject to Article IX, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Issuer shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the loss thereof is not disadvantageous in any material respect to the Holders.

             SECTION 3.9 MAINTENANCE OF PROPERTIES. The Issuer will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer or any Subsidiary from selling or otherwise disposing for value its properties in the ordinary course of its business.

             SECTION 3.10 INSURANCE. The Issuer will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurers.

             SECTION 3.11 PAYMENT OF TAXES AND OTHER CLAIMS. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or Property of the Issuer or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                                   ARTICLE IV

                    SECURITYHOLDERS LISTS AND REPORTS BY THE
                             ISSUER AND THE TRUSTEE

             SECTION 4.1 ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF SECURITYHOLDERS. The Issuer and any other obligor on the Securities covenant and agree that they will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of each series:

             (a) semi-annually and not more than 15 days after each Record Date for the payment of interest on such Registered Securities, as of such Record Date and on dates to be determined pursuant to Section
        2.3 for non-interest bearing Registered Securities, in each year, and

             (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, as of a date not more than 15 days prior to the time such information is furnished, provided that if and so long as the Trustee shall be the Security Registrar for such series and all of the Securities of such series are Registered Securities, such list shall not be required to be furnished.

             SECTION 4.2   PRESERVATION AND DISCLOSURE OF SECURITY-HOLDERS
   LISTS.

             (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Registered Securities (i) contained in the most recent list furnished to it as provided in Section 4.1,
        (ii) received by it in the capacity of Security Registrar for such series, if so acting, and (iii) filed with it within the two preceding years pursuant to Section 4.4(c)(ii). The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

             (b) In case three or more Holders of Securities of a series (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular series (in which case the applicants must all hold Securities of such series) or with Holders of all Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                  (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

                  (ii) inform such applicants as to the approximate number of Holders of Registered Securities of such series or all of Registered Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of such subsection (a) and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

             If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of such series or all Holders of Registered Securities, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of such subsection (a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Registered Securities of such series or of all Registered Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

             (c) Each and every Holder of Securities and Coupons, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee will not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).

             (d) The Issuer shall, upon written request to the Trustee (or, if applicable, the Security Registrar), be entitled to receive a list of the Holders of any and all series of Registered Securities.

             SECTION 4.3 REPORTS BY THE ISSUER. The Issuer covenants and agrees:

             (a) to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to
        Section 13 or Section 15(d) of the Exchange Act; or if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

             (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

             (c) to transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 4.4(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (a) and (b) of this Section as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission.

             SECTION 4.4   REPORTS BY THE TRUSTEE.

             (a) Within 60 days after May 15 of each year, commencing with the year 1998, the Trustee shall transmit by mail to the Holders of the Securities of each series, as provided in subsection (c) of this Section, a brief report dates as of such May 15 with respect to:

                  (i) its eligibility under Section 6.9 and its qualification under Section 6.8, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

                  (ii) the character and amount of any advances (and, if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of such series, on any Property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities of such series Outstanding on the date of such report;

                  (iii) the amount, interest rate and maturity date of all other indebtedness owing by the Issuer (or by any other obligor on the Securities) to the Trustee in its individual capacity on the date of such report, with a brief description of any Property held as collateral security therefor, except any indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b)(2), (3), (4) or (6);

                  (iv) the Property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

                  (v) any additional issue of Securities which the Trustee has not previously reported; and

                  (vi) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which, in its opinion, materially affects the Securities of such series, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of
        Section 5.11.

             (b) The Trustee shall transmit to the Holders of each series, as provided in subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of this Indenture) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of such series, on Property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection
        (b), except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities of such series outstanding at such time, such report to be transmitted within 90 days after such time.

             (c) Reports pursuant to this Section shall be transmitted by mail:

                  (i) to all Holders of Registered Securities, as the names and addresses of such Holders appear upon the registry books of the Issuer;

                  (ii) to such other Holders of Securities as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                  (iii)  except in the case of reports pursuant to subsection
        (b), to each Holder of a Security whose name and address are preserved at the time by the Trustee as provided in Section 4.2(a).

             (d) A copy of each such report shall, at the time of such transmission to the Holders, be furnished to the Issuer and be filed by the Trustee with each stock exchange, if any, upon which the Securities of any series are listed and also with the Commission.
        The Issuer agrees to notify the Trustee when and as the Securities of such series become admitted to trading on any national securities exchange.

             SECTION 4.5 PUBLICATION OF CERTAIN NOTICES. In the event of the publication of any notice pursuant to Section 5.11, 6.8, 6.10(a), 6.11, 8.2, 10.4, 11.4, 12.2 or 12.5, the party making such publication shall also, to the extent that notice is required to be given to Holders of Securities of any series by applicable law or stock exchange regulation, as evidenced by an Officers' Certificate delivered to such party, make a similar publication in the place or places so required thereby.

                                    ARTICLE V

                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

             SECTION 5.1 EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. "Event of Default" with respect to Securities of any series, wherever used herein, means each of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, whether at maturity, upon any redemption, by declaration or otherwise;

             (b) default in the payment of all or any part of the principal of any of the Securities of such series as and when the same shall become due and payable, whether at maturity, upon any redemption, by declaration or otherwise; or

             (c) default in the deposit of any sinking fund or analogous payment for the benefit of the Securities of such series as and when the same shall become due and payable;

             (d) failure on the part of the Issuer duly to observe or perform or to cause its Subsidiaries duly to observe and perform any other of the covenants or agreements on the part of the Issuer and its Subsidiaries in the Securities of such series or in this Indenture contained (other than a covenant or agreement expressly included herein solely for the benefit of Securities of other series) for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer or one or more Subsidiaries, as the case may be, remedy the same, shall have been given (i) (A) in person to the Chairman, the President, the Chief Financial Officer or the Treasurer of the Issuer promptly followed by notice by registered or certified mail, return receipt requested, by the Trustee, or (B) by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or (ii) by registered or certified mail, return receipt requested, to the Issuer and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby; or

             (e) (i) a default occurs under any instrument (including this Indenture) under which there is at the time outstanding, or by which there may be secured or evidenced, any indebtedness of the Issuer or any Restricted Subsidiary for money borrowed by the Issuer or any Restricted Subsidiary (other than non-recourse indebtedness) which results in acceleration (whether by declaration or automatically) of, or the nonpayment at maturity (after giving effect to any applicable grace period) of, such indebtedness in an aggregate amount exceeding $10,000,000 or, if greater, 10% of Consolidated Capitalization, in which case the Issuer shall immediately give notice to the Trustee of such acceleration or non-payment and (ii) there shall have been a failure to cure such default or to discharge all such defaulted indebtedness within ten days after notice thereof to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Securities then Outstanding (excluding, if such defaulted indebtedness includes any series of Securities, such series of Securities) and such acceleration shall not be rescinded or annulled.

             (f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any Significant Subsidiary or for any substantial part of the Property of the Issuer or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Issuer, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

             (g) the Issuer or any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any Significant Subsidiary or for any substantial part of the Property of the Issuer or any Significant Subsidiary, or make any general assignment for the benefit of creditors; or

             (h) any other Event of Default provided in or pursuant to the supplemental indenture or Board Resolution establishing the terms of such series of Securities as provided in Section 2.3 or in the form of Security for such series.

        If an Event of Default described in clause (a), (b) or (c) shall have occurred and be continuing with respect to the Securities of any series, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Issuer (and to the Trustee if given by such Holders), may declare the entire principal of all the Securities of such series then Outstanding and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (h) (if the Event of Default under either clause is with respect to less than all series of the Securities then Outstanding) shall have occurred and be continuing with respect to the Securities of one or more series, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of all series affected thereby then Outstanding (voting as one class), by notice in writing to the Issuer (and to the Trustee if given by such Holders), may declare the entire principal of all the Securities of all such affected series then Outstanding and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (h) (if the Event of Default under either clause is with respect to all series of Securities then Outstanding) or described in clause (e) shall have occurred and be continuing, then, and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding (voting as one class), by notice in writing to the Issuer (and to the Trustee if given by such Holders), may declare the entire principal of all the Securities then Outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (f) or (g) shall have occurred and be continuing, the principal of and interest on all the Securities then Outstanding shall thereby become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

             The foregoing paragraph, however, is subject to the condition that if, at any time after the principal of the Securities of one or more series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series and the principal of all Securities of such series which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest (or Yield to Maturity, in the case of Original Issue Discount Securities) specified in the Securities of such series, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default under this Indenture with respect to such series, other than the non-payment of the principal of Securities of such series which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then, and in every such case, the Holders of a majority in aggregate principal amount of all of the Securities of such affected series then Outstanding (voting as one class, except in the case of Events of Default described in clauses (a), (b) and
   (c) of such paragraph, in which case each series of Securities as to which such an Event of Default shall have occurred shall vote as a separate class), by written notice to the Issuer and to the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereto.

             For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

             SECTION 5.2 COLLECTION OF INDEBTEDNESS BY TRUSTEE; TRUSTEE MAY PROVE DEBT. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether at maturity, upon redemption, by declaration or otherwise--then, upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series, including all Coupons, for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest (or Yield to Maturity, in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

             Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of such series to the Holders, whether or not the Securities of such series be overdue.

             In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities of such series and collect in the manner provided by law out of the Property of the Issuer or other obligor upon the Securities of such series, wherever situated, the moneys adjudged or decreed to be payable.

             In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities of any series under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its Property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or such other Obligor, or to the creditors or Property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

             (a) to file and prove a claim or claims for the whole amount of the principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities as each series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer of such other obligor, or to the creditors or Property of the Issuer or such other obligor,

             (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of each series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

             (c) to collect and receive any moneys or other Property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholder, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, and its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith.

             Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

             All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series or Coupons appertaining thereto, may be enforced by the Trustee without the possession of any of the Securities of such series or Coupons appertaining thereto or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee and its agents, attorneys and counsel, shall be for the ratable benefit of the Holders of the Securities or Coupons appertaining to such Securities in respect of which such action was taken.

             In any proceeding brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities and Coupons appertaining thereto in respect to which action was taken, and it shall not be necessary to make any Holder of such Securities or Coupons parties to any such proceedings.

             SECTION 5.3 APPLICATION OF PROCEEDS. Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and Coupons appertaining thereto in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of the same series in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

             FIRST: To the payment of costs and expenses of collection applicable to such series, including reasonable compensation to the Trustee and its agents, attorneys and counsel and of all expenses and liabilities incurred, and all advances made, by the Trustee, except as a result of negligence or bad faith;

             SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest (or Yield to Maturity, in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

             THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest (or Yield to Maturity, in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and

             FOURTH: To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

             SECTION 5.4 SUITS FOR ENFORCEMENT. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

             SECTION 5.5 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then, and in every such case, the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

             SECTION 5.6 LIMITATIONS ON SUITS BY SECURITYHOLDERS. No Holder of any Security of any series or of any Coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then Outstanding (determined as provided in Section 5.1 and voting as one class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security or Coupon with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series or Coupons appertaining thereto shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities or Coupons appertaining thereto, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the affected series and Coupons. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

             SECTION 5.7 UNCONDITIONAL RIGHT OF SECURITYHOLDERS TO INSTITUTE CERTAIN SUITS. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security or Coupon to receive payment of the principal of and interest on such Security or Coupon on or after the respective due dates expressed in such Security or Coupon, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

             SECTION 5.8 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. Except as provided in the last sentence of
   Section 2.9 and subject to Section 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

             No delay or omission of the Trustee or of any Holder of Securities or Coupons to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities or Coupons may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities or Coupons.

             SECTION 5.9 CONTROL BY HOLDERS OF SECURITIES. The Holders of a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding (determined as provided in Section 5.1 and voting as one class) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee with respect to the Securities of such affected series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, its executive committee or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all affected series not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

             Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

             SECTION 5.10 WAIVER OF PAST DEFAULTS. Prior to the declaration of acceleration of the maturity of any Securities as provided in Section 5.1, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which a default or an Event of Default shall have occurred and be continuing (determined as provided in Section 5.1 and voting as one class) may, on behalf of the Holders of all such affected Securities, waive any past default or Event of Default with respect to such series described in
   Section 5.1 and its consequences, except a default or an Event of Default in respect of a covenant or provision hereof or of any Security which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of all such affected Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

             Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

             SECTION 5.11 TRUSTEE TO GIVE NOTICE OF DEFAULT, BUT MAY WITHHOLD IN CERTAIN CIRCUMSTANCES. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to such series known to the Trustee (i) if any Unregistered Securities of such series are then Outstanding, to the Holders thereof by publication at least once in each Authorized Newspaper with respect to such series and (ii) to all Holders of Securities of such series in the manner and to the extent provided in
   Section 4.4(c), unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term "default" for the purpose of this Article being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or the interest on any of the Securities of such series, or in the payment of any sinking fund installment or analogous payment on such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

             SECTION 5.12 RIGHT OF COURT TO REQUIRE FILING OF UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each Holder of any Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clause (d) or (g) of Section
   5.1 (if the suit relates to the Securities of more than one but less than all series), 10% in aggregate principal amount of the Securities then outstanding and affected thereby, or, in the case of any suit relating to or arising under clause (d) or (g) (if the suit relates to all the Securities then Outstanding), or clause (e) or (f) of Section 5.1, 10% in aggregate principal amount of all Securities then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or the interest (including interest evidenced by any Coupon) on any Security on or after the due date expressed in such Security or Coupon or any date fixed for redemption.

                                   ARTICLE VI

                             CONCERNING THE TRUSTEE

             SECTION 6.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT. The Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a particular series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

             No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

             (a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default which may have occurred with respect to such series:

                  (i) the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on the part of the
             Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

             (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an appropriate direction of the Holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

             None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or power, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonable assured to it.

             SECTION 6.2   CERTAIN RIGHTS OF THE TRUSTEE.  Subject to Section
   6.1:

             (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, Coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

             (c) the Trustee may consult with counsel and any written advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

             (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

             (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

             (f) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, Coupon, security or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all affected series then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand; and

             (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

             SECTION 6.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities or Coupons. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

             SECTION 6.4 TRUSTEE AND AGENTS MAY HOLD SECURITIES OR COUPONS; COLLECTIONS, ETC. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

             SECTION 6.5 MONEYS HELD BY TRUSTEE. Subject to the provisions of Section 10.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

             SECTION 6.6 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Issuer covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all Property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or Coupons, and the Securities are hereby subordinated to such senior claim.

             SECTION 6.7 RIGHT OF TRUSTEE TO RELY ON OFFICERS' CERTIFICATE, ETC. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture in reliance thereon.

             SECTION 6.8 QUALIFICATION OF TRUSTEE; CONFLICTING INTERESTS. The Trustee shall be disqualified only where such disqualification is required by Section 310(b) of the Trust Indenture Act. Nothing shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

             SECTION 6.9   PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE.
   There shall at all times be a Trustee hereunder for each series of Securities which shall be a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

             SECTION 6.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

             (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and (i) if any Unregistered Securities of a series affected are then Outstanding, by giving notice of such resignation to the Holders thereof by publication at least once in each Authorized Newspaper with respect to such series, (ii) if any Unregistered Securities of a series affected are then Outstanding, by mailing notice of such resignation to the Holders thereof who have filed their names and addresses with the Trustee pursuant to
        Section 4.4(c)(ii) at such addresses as were so furnished to the Trustee and (iii) by mailing notice of such resignation to the Holders of the then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument, in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and shall have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months may, subject to the provisions of Section 5.12, on behalf of such Holder and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

             (b)  In case at any time any of the following shall occur:

                  (i) the Trustee shall fail to comply with the provisions of Section 6.8 with respect to any series of Securities after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

                  (ii) the Trustee shall cease to be eligible in accordance
             with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its Property shall be appointed, or any public officer shall take charge or control of the Trustee or of its Property or affairs for the purpose of rehabilitation, conservation or liquidation; or

                  (iv) the Issuer shall elect to remove the Trustee, provided that no Event of Default, or event which following notice or the passage of time or both would constitute an Event of Default, shall then exist with respect to the Securities or series thereof as to which the Trustee shall be removed and such removal does not adversely affect the interests of any Holder of such Securities or series;

        then, in any such case, the Issuer may remove the Trustee with respect to the Securities of any or all series, as appropriate, and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee or trustees, or, subject to the provisions of Section 5.12, any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

             (c) Any resignation or removal of the Trustee with respect to any series of Securities and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11

             SECTION 6.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all applicable series of Securities shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts and duties with respect to such applicable series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to
   Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder for the benefit of such applicable series and shall execute, acknowledge and deliver an instrument transferring to such successor trustee all such rights, powers, trusts and duties. Upon request of any such successor trustee, the Issuer shall execute and acknowledge any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all Property or funds held or collected by such trustee for the benefit of such applicable series to secure any amounts then due it pursuant to the provisions of Section 6.6.

             If a successor trustee is appointed with respect to the Securities of one or more (but less than all) series, the Issuer, the predecessor trustee and each successor trustee so appointed shall execute, acknowledge and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of such predecessor trustee with respect to the Securities of any series as to which such predecessor trustee is not retiring shall continue to be vested in such predecessor trustee, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees as co-trustees of the same trust and that each such trustee shall be trustee of a separate trust or trusts under this Indenture.

             No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.

             Upon acceptance of appointment by any successor trustee as provided in this Section, the Issuer shall give notice thereof (a) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof by publication of such notice at least once in each Authorized Newspaper with respect to such series, (b) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii) by mailing such notice to such Holders at such addresses as were so furnished to the Trustee (and the Trustee shall make such information available to the Issuer for such purpose) and (c) to the Holders of Registered Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
   6.10. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

             SECTION 6.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

             In case, at the time of such succession to the Trustee, any of the Securities of any series shall have been authenticated but not delivered, any such successor trustee may adopt the certificate of authentication of any predecessor trustee and deliver the Securities so authenticated; and, in case, at that time, any of the Securities of any series shall not have been authenticated, any successor trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of such successor trustee; and in all such cases such certificate of authentication shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided that the right to adopt the certification of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

             SECTION 6.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER. (a) Subject to the provisions of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Issuer within four months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and Coupons and the holders of other indenture securities (as defined in such subsection (c)):

             (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest affected after the beginning of such four months' period and valid as against the Issuer and its other creditors, except any such reduction resulting from the receipt or disposition of any Property described in clause (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Issuer upon the date of such default; and

             (2) all Property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such Property if disposed of, subject, however, to the rights, if any, of the Issuer and its other creditors in such Property or such proceeds.

             Nothing herein contained, however, shall affect the right of the
   Trustee:

             (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Issuer) who is liable thereon, (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other Property in respect of claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law;

             (B) to realize, for its own account, upon any Property held by it as security for any such claim, if such Property was so held prior to the beginning of such four months' period;

             (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any Property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such Property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such Property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within four months; or

             (D) to receive payment on any claim referred to in clause (B) or (C) of this subsection, against the release of any Property held as security for such claim as provided in such clause (B) or (C), as the case may be, to the extent of the fair value of such Property,

             For the purposes of clauses (B), (C) and (D), Property substituted after the beginning of such four months' period for Property held as security at the time of such substitution shall, to the extent of the fair value of the Property released, have the same status as the Property released, and, to the extent that any claim referred to in any of such clauses is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

             If the Trustee shall be required to establish a special account, the funds and Property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Issuer of the funds and Property in such special account and before crediting to the respective claims of the Trustee, the Holders and the holders of other indenture securities dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and Property so held in such special account. As used in this paragraph with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, whether such distribution is made in cash, securities or other Property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and Property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Holders and the holders of other indenture securities with respect to their respective claims, in which event is shall not be necessary to liquidate or to appraise the value of any securities or other Property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

             Any Trustee who has resigned or been removed after the beginning of such four-month period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four-month period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:

                  (i) the receipt of Property or reduction of claim would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four-month period; and

                  (ii) such receipt of Property or reduction of claim
             occurred within four months after such resignation or removal.

             (b) There shall be excluded from the operation of this Section a creditor relationship arising from:

                  (1) ownership or acquisition of securities issued under any indenture or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                  (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any Property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Securityholders at the time and in the manner provided in this Indenture;

                  (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                  (4) an indebtedness created as a result of services rendered or premises rented or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c)(3) of this Section;

                  (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Issuer; or

                  (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c)(4) of this Section.

             (c)  As used in this Section:

                  (1) the term "default" shall mean any failure to make payment in full of the principal of or interest upon any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

                  (2) the term "other indenture securities" shall mean securities upon which the Issuer is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture
        (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of subsection (a) of this Section and (iii) under which a default exists at the time of the apportionment of the funds and Property held in said special account;

                  (3) the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                  (4) the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

                  (5) the term "Issuer" shall mean any obligor upon the Securities.

             SECTION 6.14 APPOINTMENT OF AUTHENTICATING AGENT. As long as any Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Issuer an authenticating agent (the "Authenticating Agent") which shall be authorized to act on behalf of, but subject to the direction of, the Trustee to authenticate Securities of such series, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.9. Securities of such series so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or to the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a certificate of authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000 (determined as provided in Section 6.9 with respect to the Trustee) and subject to supervision or examination by Federal or State authority.

             Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of any Authenticating Agent, shall be the successor to such Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

             Any Authenticating Agent may at any time, and if it shall cease to be eligible hereunder shall, resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall upon receipt of an Issuer order appoint a successor Authenticating Agent and shall provide notice of such appointment to all Holders of Securities affected thereby in the manner and to the extent provided in Section 6.11 with respect to the appointment of a successor trustee. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

             Sections 6.2, 6.3, 6,4, 6.6 (except for the last sentence thereof) and 7.3 shall be applicable to any Authenticating Agent.

                                   ARTICLE VII

                         CONCERNING THE SECURITY HOLDERS

             SECTION 7.1 EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in aggregate principal amount of the Holders of one or more series may be evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee.

             SECTION 7.2 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF SECURITIES. Subject to Sections 6.1 and 6.2, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. Subject to Sections 6.1 and 6.2, proof of the holding by any Person of any of the Securities of any series shall be sufficient if made in the following manner:

             (a) The ownership of an Unregistered Security of any series, or of any Coupon attached thereto at its issuance, and the identifying number of such Security and the date of such ownership, may be proved by the production of such Security or Coupon or by a certificate executed by any trust company, bank, banker or recognized securities dealer, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities of one or more series specified therein. The ownership by the Person named in any such certificate of any Unregistered Security specified therein shall be presumed to continue unless at the time of any determination of such ownership and holding (1) another certificate bearing a later date issued in respect of such Security shall be produced, (2) such security shall be produced by some other Person or (3) such Security shall have ceased to be Outstanding.

        Subject to Sections 6.1 and 6.2, the fact and date of the execution of any such instrument and the ownership, amount and numbers of any Unregistered Securities may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for any series or in any other manner which the Trustee may deem sufficient.

             (b) In the case of Registered Securities, the ownership of such Securities shall be proved by the Security Register or by a certificate of the Security Registrar.

             SECTION 7.3 HOLDERS TO BE TREATED AS OWNERS. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security of any series shall be registered upon the Security Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such security and for all other purposes; and none of the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder of any Unregistered Security and the Holder of any Coupon as the absolute owner of such Unregistered Security or Coupon (whether or not such Unregistered Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes; and none of the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security or Coupon.

             SECTION 7.4 SECURITIES OWNED BY ISSUER DEEMED NOT OUTSTANDING. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of one or more series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purposes of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon such Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on such Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer's Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons; and, subject to Sections
   6.1 and 6.2, the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all securities not listed therein are Outstanding for the purposes of any such determination.

             SECTION 7.5 RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to (but not after) the evidencing to the Trustee, as provided in
   Section 7.1, of the taking of any action by the Holders of the requisite percentage in aggregate principal amount of the Securities of one or more series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of ownership as provided in Section 7.2, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security of any series shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities of such series issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the requisite percentage in aggregate principal amount of the Securities of one or more series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities of such series.

             With respect to Registered Securities, the Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding the immediately preceding paragraph those Persons who were Holders of such Registered Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action with respect to such Registered Securities, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

             SECTION 8.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS. The Issuer, when authorized by a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

             (a) subject to Section 3.6, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any Property or assets;

             (b) to add guarantees with respect to the Securities of one or more series;

             (c) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article IX;

             (d) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of Securities of any series or Coupons appertaining thereto, and to make the occurrence, or the occurrence and continuance, of a default in complying with any such additional covenant, restriction, condition or provision an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

             (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities of any series or the Coupons appertaining thereto;

             (f) to establish the form and terms of the Securities of any series or of the Coupons appertaining to such Securities, as permitted by Sections 2.1 and 2.3;

             (g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, all as provided in Section 6.11;

             (h) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended; and

             (i) to comply with any requirements of the Commission in connection with qualifying this Indenture under the Trust Indenture Act of 1939.

             The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any Property or assets thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

             Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

             SECTION 8.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS. With the consent (evidenced as provided in Article VII) of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities; provided that no such supplemental indenture shall (a) extend the time of payment of the principal, or any installment of the principal, of any Security or reduce the principal amount thereof, or reduce the rate, alter the method of computation of the rate, or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof, or make the principal thereof or the interest thereon payable in any coin or currency other than that provided in such Security and the Coupons, if any, appertaining thereto or in accordance with the terms thereof, or reduce the amount of the principal of an original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy, pursuant to Section 5.2, or alter the provisions of Section 11.11 or 11.12, or impair or affect the right to institute suit for the payment thereof when due or, if such Security shall so provide, any right of repayment at the option of the Holder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the percentage in principal amount of the Outstanding Securities of the affected series, the consent of whose Holders is required for any such supplemental indenture or for any waiver provided for in this Indenture, without the consent of the Holders of each Security so affected.

             A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more series of Securities, or which modifies the rights of the Holders of Securities with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the Coupons pertaining to such Securities.

             Upon the request of the Issuer, accompanied by a Board Resolution complying with the first paragraph of this Section and evidence of the consent of the Holders of the Securities as aforesaid and such other documents, if any, as may be required by Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

             It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

             Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provision of this Section, the Trustee shall give notice thereof (i) to the Holders of then Outstanding Registered Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security Register, (ii) if any unregistered Securities of a series affected thereby are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to
   Section 4.4(c)(ii), by mailing a notice thereof by first-class mail to such Holders at such addresses as were so furnished to the Trustee and
   (iii) if any Unregistered Securities of a series affected thereby are then Outstanding, to all Holders thereof, by publication of a notice thereof at least once in each Authorized newspaper with respect to such series, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

             SECTION 8.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

             SECTION 8.4 DOCUMENTS TO BE GIVEN TO TRUSTEE. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article complies with the applicable provisions of this Indenture.

             SECTION 8.5 NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture. If a supplemental indenture changes the terms of a Security, the Trustee may require the Holder of such Security to deliver it to the Trustee, and the Trustee may place an appropriate notation on the Security regarding the changed terms and return it to such Holder. Alternatively, if the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding. Any failure to make any such notation or to issue a new Security shall not, however, in any way impair or affect the validity of any such supplemental indenture or any such Security the terms of which are changed.

                                   ARTICLE IX

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

             SECTION 9.1 COVENANT OF ISSUER NOT TO MERGE, CONSOLIDATE, SELL OR CONVEY PROPERTY EXCEPT UNDER CERTAIN CONDITIONS. Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation of the Issuer with, or merger of the Issuer into, any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers to which the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, lease or conveyance of the Property of the Issuer as an entirety or substantially as an entirety; provided, that, and the Issuer hereby covenants and agrees, upon any such consolidation, merger, sale, lease or conveyance, the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants, conditions and other obligations of this Indenture and the Securities to be performed or observed by the Issuer, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the person formed by such consolidation, or into which the Issuer shall have been merged, or which shall have acquired such Property; provided, further, that the Person formed by such consolidation or into which the Issuer is merged or the Person which acquired by conveyance or sale, or which leases, the properties and assets of the Issuer as an entirety or substantially as an entirety shall be a Person organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person undertakes to pay to the Holders of Securities any additional amounts as may be necessary in order that every net payment of principal of and interest, if any, on the Securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such Holder (except for a tax, assessment or charge imposed solely as a result of a connection between the recipient and the jurisdiction imposing such tax assessment or charge) by reason of or as a result of such payment being made by an entity which is not a Person existing under the laws of the United States or any state thereof or the District of Columbia, will not be less than the amount provided for in the Securities to be then due and payable; and provided, further, that immediately after giving effect to such transaction (and treating any Secured Debt or Sale and Leaseback Transaction which becomes an obligation of the resulting, surviving or transferred Person as a result of such transaction as having been incurred or entered into by such Person at the time of such transaction), no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

             SECTION 9.2 SECURITIES TO BE SECURED IN CERTAIN EVENTS. If, upon any such consolidation or merger of the Issuer or upon any such sale, lease or conveyance of the Property of the Issuer as an entirety or substantially as an entirety to any other Person, any Property owned by the Issuer immediately prior thereto would thereupon become subject to any Lien (unless the Secured Debt in respect of such Lien could have been incurred by the Issuer without its being required by the provisions of
   Section 3.6 to secure the Securities equally and ratably with (or prior to) such Secured Debt), the Issuer, prior to any such consolidation, merger, sale, lease or conveyance, will by indenture supplemental hereto secure the Securities (together with, if the Issuer shall so determine, any other Debt incurred, assumed or guaranteed by the Issuer ranking equally with, or prior to, the Securities, whether then existing or thereafter created) by a direct Lien on such Property, prior to all Liens other than any theretofore existing thereon.

             SECTION 9.3 SUCCESSOR PERSON SUBSTITUTED FOR ISSUER. In case of any consolidation, merger, sale, lease or conveyance referred to in
   Section 9.1, and following such assumption by the successor Person, such successor Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.

             Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor Person, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

             In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

             In the event of any such sale or conveyance (other than a conveyance by way of lease), the Issuer or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

             SECTION 9.4 OFFICERS' CERTIFICATE AND OPINION OF COUNSEL DELIVERED TO TRUSTEE. The Trustee, subject to the provisions of Sections
   6.1 and 6.2, may receive an Officers' Certificate and an Opinion of Counsel each stating that any such consolidation, merger, sale, lease or conveyance, that any such assumption, that any such supplemental indenture and that any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                    ARTICLE X

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

             SECTION 10.1 SATISFACTION AND DISCHARGE OF INDENTURE. (A) If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the securities of each series theretofore authenticated, including all Coupons appertaining thereto (other than Securities and Coupons appertaining thereto which have been destroyed, lost or stolen and which have been replaced or paid as provided in
   Section 2.9), in accordance with the terms of this Indenture and such Securities or (b) as to Securities and Coupons not so paid, the Issuer shall have delivered to the Trustee for cancellation all Securities of each series theretofore authenticated and all Coupons appertaining thereto (other than any Securities and Coupons appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c) as to Securities and Coupons not so paid or delivered for cancellation, in the case of any series of Securities as to which the exact amount (including the currency of payment) of principal of and interest due can be determined at the time of making the deposit referred to in clause (ii) below, (i) all the Securities of such series and all Coupons appertaining thereto shall have become due and payable, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.4) to pay the principal and interest on all Securities of such series and Coupons appertaining thereto at maturity; and if, in the case of (a), (b) or (c), the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 10.6, cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities and of Coupons appertaining thereto and the Issuer's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) the rights of Holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of such Holders to receive mandatory sinking fund or analogous payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of Holders of Securities and Coupons appertaining thereto as beneficiaries hereof with respect to the Property so deposited with the Trustee and payable to all or any of them, (vi) the obligations of the Issuer under Sections 3.2, 3.3, 3.4, 4.1 and 9.3 and the first and second provisos of Section 9.1 and (vii) this Article X pertinent to such continuing obligations); and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction and discharge of this Indenture; provided that the rights of Holders of the Securities and Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then applicable mandatory rules or policies of any national securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

        (B) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in the Board Resolution, Officers' Certificate or supplemental indenture relating thereto provided pursuant to Section 2.1. In addition to discharge of this Indenture pursuant to the next preceding paragraph (A), in the case of any series of Securities as to which the exact amount (including the currency of payment) of principal of and interest due can be determined at the time of making the deposit referred to in subparagraph (a) below, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such series and the Coupons appertaining thereto on the 91st day after the date of such deposit, and the provisions of this Indenture with respect to the Securities of such series and Coupons appertaining thereto shall, subject to Section 10.6, no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and of Coupons appertaining thereto and the Issuer's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) the rights of Holders of Securities of such series and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of such Holders to receive mandatory sinking fund or analogous payments, if any, solely from the trust fund referred to in subparagraph (a) below, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of Holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the Property so deposited with the Trustee and payable to all or any of them, (vi) the obligations of the Issuer under Sections 3.2, 3.3, 3.4, 4.1 and 9.3 and the first and second provisos of Section 9.1 and (vii) this Article X pertinent to such continuing obligations); and the Trustee, at the cost and expense of the Issuer, shall, at the Issuer's request, execute proper instruments acknowledging the same, if:

             (a) the Issuer shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series and Coupons appertaining thereto (i) cash in an amount, or (ii) Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or (iii) a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal (and premium or Make-Whole Amount, if any) and interest on all Securities of such series and Coupons appertaining thereto on each date that such principal or interest is due and payable and (B) any mandatory sinking fund or analogous payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

             (b) no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as clauses (e) and (f) of
        Section 5.1 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

             (c) such deposit, defeasance and discharge shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

             (d) such deposit, defeasance and discharge shall not cause any Securities of such series then listed on any national securities exchange registered under the Exchange Act to be delisted;

             (e) the Issuer shall have delivered to the Trustee an Opinion of Counsel (which counsel shall be counsel selected by the Issuer with national recognition in matters of federal income tax law) to the effect that either (A) there has been a change in the applicable Federal income tax law or (B) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, and in any such case referred to in clause (A) or (B) such Opinion of Counsel shall confirm that based thereon, the Holders of the Securities of such series then Outstanding and Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

             (f) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this paragraph have been complied with.

        (C) The Issuer shall be released from its obligations under Sections 3.5, 3.6 and 3.7 and Article IX (other than the first and second provisos of Section 9.1 with respect to the Securities of a particular series and any Coupons appertaining thereto Outstanding on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance")). Covenant defeasance means that, with respect to the Outstanding Securities of such series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and 3.11 and Article IX, whether directly or indirectly by reason of any reference in such Section or Article to any other provision herein or by reason of any reference to any such Section or Article in any other document, and such omission to comply shall not constitute an Event of Default under
   Section 5.1 of this Indenture and other Outstanding Securities of such series, but the remainder of this Indenture and other Outstanding Securities and Coupons shall be unaffected thereby. The following shall be the conditions to application of this paragraph (C):

             (a) the Issuer shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series and Coupons appertaining thereto, (i) cash in an amount, or (ii) Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or (iii) a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal (and premium or Make-Whole Amount, if any) and interest on all Securities of such series and Coupons appertaining thereto on each date that such principal or interest is due and payable and (B) any mandatory sinking fund or analogous payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

             (b) no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as clauses (e) and (f) of
        Section 5.1 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

             (c) such deposit and covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

             (d) such deposit and covenant defeasance shall not cause any Securities of such series then listed on any national securities exchange registered under the Exchange Act to be delisted;

             (e) the Issuer shall have delivered to the Trustee an Opinion of Counsel (which counsel shall be counsel selected by the Issuer with national recognition in matters of federal income tax law) to the effect that the Holders of the Securities of such series then Outstanding and Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

             (f) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such covenant defeasance have been complied with.

             SECTION 10.2 APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF SECURITIES. Subject to Section 10.4, all moneys deposited with the Trustee pursuant to Section 10.1 in respect of the Outstanding Securities of a particular series and the Coupons appertaining thereto shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of such Securities and Coupons of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

             SECTION 10.3 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

             SECTION 10.4 RETURN OF MONEYS HELD BY TRUSTEE AND PAYING AGENT UNCLAIMED FOR TWO YEARS. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series or Coupons appertaining thereto and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed Property law, be repaid to the Issuer by the Trustee or such paying agent, and the Holder of the Securities of such series and of any Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed Property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment (a) in respect of Registered Securities of any series, shall at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security Register for the Securities of such series, (b) in respect of Unregistered Securities of any series, shall at the expense of the Issuer, mail by first-class mail to Holders of such Securities who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii) at such addresses as were so furnished to the Trustee and (c) in respect of Unregistered Securities of any series, shall at the expense of the Issuer cause to be published once, in each Authorized Newspaper with respect to such series, notice that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer.

             SECTION 10.5 INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 10.1 or the principal or interest received in respect of such Government Obligations, other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities and Coupons for whose benefit such Government Obligations are held.

             SECTION 10.6 REINSTATEMENT. If the Trustee or paying agent is unable to apply any money or Government Obligation in accordance with this
   Article X by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article X until such time as the Trustee or paying agent is permitted to apply all such money or Government Obligations in accordance with this Article X; provided, however, that, if the Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be entitled, at its election, (a) to receive from the Trustee or paying agent, as applicable, that portion of such money or Government Obligations equal to the amount of such payment or (b) to be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or paying agent.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

             SECTION 11.1 INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF ISSUER EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or Coupon, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the Coupons appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and the Coupons appertaining thereto.

             SECTION 11.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND HOLDERS OF SECURITIES AND COUPONS. Nothing in this Indenture, in the Securities or Coupons appertaining thereto, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities or Coupons, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities or Coupons, if any.

             SECTION 11.3 SUCCESSORS AND ASSIGNS OF ISSUER BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

             SECTION 11.4 NOTICES AND DEMANDS ON ISSUER, TRUSTEE AND HOLDERS OF SECURITIES AND COUPONS. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by any Holder of Securities of any series or Coupons appertaining thereto to or upon the Issuer may be given or served in person or by being deposited postage prepaid in the United States mail, first-class mail (except as otherwise specifically provided herein), addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Aliant Communications Inc., 1440 M Street, Lincoln, Nebraska 68508, Attention: Chief Financial Officer. Any notice, direction, request or demand by the Issuer or any Holder of Securities of any series or Coupons appertaining thereto to or upon the Trustee may be given or served in person or by being deposited postage prepaid in the United States mail, first-class mail (except as otherwise specifically provided herein), addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to the Corporate Trust Office. Any notice required or permitted to be given or served by the Issuer or by the Trustee to or upon (i) any Holders of Registered Securities of any series or any Holders of Unregistered Securities who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), may be given or served by being deposited in the United States mail, first-class mail (except as otherwise specifically provided herein), addressed at their addresses as they shall appear on the Security Register or at the addresses so filed, respectively, and (ii) any Holders of other Unregistered Securities by publication at least once in each Authorized Newspaper with respect to such series.

             In any case where notice to the Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

             In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

             SECTION 11.5 OFFICERS' CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

             Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and
   (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

             Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion of or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

             Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

             Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

             SECTION 11.6 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of interest on or principal of the Securities of any series or any Coupons appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment, and no interest shall accrue for the period after such date.

             SECTION 11.7 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included herein by the Trust Indenture Act of 1939 (as it may be amended from time to time, such required provision shall control.

             SECTION 11.8 NEW YORK LAW TO GOVERN. This Indenture and each Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

             SECTION 11.9 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

             SECTION 11.10 EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

             SECTION 11.11 SECURITIES IN A FOREIGN CURRENCY OR IN ECUs. Unless otherwise specified in or pursuant to a Board Resolution, a supplemental indenture or an Officers' Certificate delivered pursuant to
   Section 2.3 with respect to a particular series of securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of securities of one or more series at the time Outstanding and, at such time, there are Outstanding Securities of any series which are denominated in a Foreign Currency (including ECUs), then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be the amount of Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section, "Market Exchange Rate" shall mean the noon Dollar buying rate in New York City for cable transfers of such Foreign Currency as published by the Federal Reserve Bank of New York; provided, however, that in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities (such publication or any successor publication, the "Journal"). If such Market Exchange Rate is not available for any reason with respect to such Foreign Currency or ECUs, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in the City of New York or in the country of issue of the Foreign Currency in question, which for purposes of the ECU shall be Brussels, Belgium, or such other quotations or, in the case of ECU, rates of Brussels, Belgium, or such other quotations or, in the case of ECU, rates of exchange as the Trustee shall deem appropriate. The provisions of this paragraph shall also apply in connection with any other action taken by the Holders of Securities pursuant to the terms of this Indenture, including without limitation Section 5.1.

             All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer and all Holders.

             SECTION 11.12 JUDGMENT CURRENCY. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that
   (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, in which case, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day next preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture and the Securities of such series to make payments in the Required currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the effective receipt by the payee of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such effective receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sums due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

                                   ARTICLE XII

                   REDEMPTION OF SECURITIES AND SINKING FUNDS

             SECTION 12.1 APPLICABILITY OF ARTICLE. The provisions of this Article shall be applicable to the Securities of any series that are redeemable before their maturity or to any sinking fund for the retirement of Securities except as otherwise specified as contemplated by Section 2.3 for Securities of any series.

             SECTION 12.2   NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS.
   Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, to such Holders at their last addresses as they shall appear upon the registry books for such Securities. Notice of redemption to the Holders of Unregistered Securities of any series to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Issuer, the Trustee shall make such information available to the Issuer for such purpose). Notice of redemption to all other Holders of Unregistered Securities of any series shall be published in each Authorized Newspaper with respect to such series once in each of three successive calendar weeks, the first publication to be not less than 30 days nor more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of any series designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security of such series.

             The notice of redemption to each such Holder shall specify the principal amount (and premium or Make-Whole Amount, if any) of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking or other analogous fund, or both, if such be the case, the interest accrued to the date fixed for redemption will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue (unless the Issuer defaults in making such redemption payment or the paying agent is prohibited from making such payment pursuant to the terms of this Indenture) and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount (and premium or Make-Whole Amount, if any) thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in authorized denominations for an aggregate principal amount equal to the unredeemed portion thereof will be issued.

             The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer, in which case the Issuer will provide the Trustee with the information required to be included in such notice by the preceding paragraph.

             On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities of any series so called for redemption (other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Trustee for cancellation as provided in Section 12.5) at the applicable redemption price, together with accrued interest to the date fixed for redemption. The Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount (and premium or Make-Whole Amount, if any) of Securities of each series and, if applicable, the Tranche (as hereinafter defined) to be redeemed. In case of a redemption at the option of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers' Certificate stating that such restriction has been complied with. If less than all the Securities of like tenor and terms of any series (a "Tranche") are to be redeemed, the Trustee shall select the particular Securities of such Tranche to be redeemed pro rata or by lot or by a method that complies with the applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with the methods generally used at the time of selection by fiduciaries in similar circumstances. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for securities of such series or any multiple thereof. If less than all Securities of unlike tenor and terms of a series are to be redeemed, the particular Tranche of Securities to be redeemed shall be selected by the Issuer. The Trustee shall promptly notify the issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount (and premium or Make-Whole Amount, if any) of such Security which has been or is to be redeemed.

             SECTION 12.3 PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as provided in Section 12.2, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the applicable redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, the unmatured Coupons, if any, appertaining thereto shall be void and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the applicable redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption, such Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable, in the case of Securities with Coupons attached thereto, to the Holders of the Coupons for such interest upon surrender thereof or, in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant Record Date, subject to the terms and provisions of Sections 2.3 and 2.7.

             If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

             If any Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

             Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

             SECTION 12.4 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers' Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Issuer or (b) an entity specifically identified in such Officers' Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

             SECTION 12.5 MANDATORY AND OPTIONAL SINKING FUNDS. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an "optional sinking fund payment." The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date."

             In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

             On or before the 60th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee an Officers' Certificate (which need not contain the statements required by Section 11.5) (a) specifying the portion of the mandatory sinking fund payment due on such date to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating the none of the Securities of such series to be so credited has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment on such date with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be so credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officers' Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officers' Certificate shall be irrevocable, and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or other deliveries therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such 60th day, to deliver such Officers' Certificate and Securities (subject to the parenthetical in the immediately preceding sentence) specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such 60th day, the irrevocable election of the Issuer that (i) the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof (i) the Issuer will make no optional sinking fund payment with respect to such series on such date as provided in this Section.

             If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or the equivalent thereof in any Foreign Currency or ECU), or any lesser sum in Dollars (or the equivalent thereof in any Foreign Currency or ECU), if the Issuer shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the applicable sinking fund redemption price, together with accrued interest to the date fixed for redemption.
   If such amount shall be $50,000 (or the equivalent thereof in any Foreign Currency or ECU) or less and the Issuer makes no such request, then such amount shall be carried over until a sum in excess of $50,000 (or the equivalent thereof in any Foreign currency or ECU) is available. The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officers' Certificate delivered to the Trustee at least 40 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such Officers' Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing), shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section
   12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of a particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series, shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of and interest on the Securities of such series at maturity.

             Unless otherwise provided for, on or before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on such sinking fund payment date.

             The Trustee shall not redeem or cause to be redeemed Securities of any series with sinking fund moneys or give any notice of redemption of Securities of such series by operation of the sinking fund for such series during the continuance of a default in the payment of interest on the Securities of such series or of any Event of Default with respect to such series except that, if notice of redemption of any Securities of such series shall theretofore have been given, the Trustee shall redeem or cause to be redeemed such Securities, provided that the Trustee or one or more paying agents shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article V and held for the payment of all Securities of such series. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the 60th day preceding any sinking fund payment date, such moneys shall thereafter be applied on such sinking fund payment date in accordance with this Section to the redemption of Securities of such series.


        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered as of zFebruary 23, 1998.


                                 ALIANT COMMUNICATIONS INC.



                                 By: /s/ FRANK H. HILSABECK
                                      Name:  Frank H. Hilsabeck
                                      Title: President and Chief Executive
                                       Officer


                                 U.S. BANK NATIONAL ASSOCIATION,
                                      AS TRUSTEE



                                 By:/s/ GRETCHEN L. MIDDENTS
                                      Gretchen L. Middents
                                      Assistant Vice President



   Attest:



   By:/s/ WILLIAM W. MACMILLAN
        William W. MacMillan
        Assistant Secretary